                                                                     EXHIBIT 3.1

                  FIFTH RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               CiDRA CORPORATION

     CiDRA Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

     1. The present name of the corporation is CiDRA Corporation (the "Corporation"), which is the name under which the Corporation was originally incorporated, and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was August 7, 1996. The date of filing of the Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was April 29, 1997. The date of filing of the Second Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was February 11, 1998. The date of the filing of the Third Restated Certificate of Incorporation with the Secretary of State of the State of Delaware was April 13, 1999. The date of the filing of the Fourth Restated Certificate of Incorporation with the Secretary of State of the State of Delaware was April 6, 2000.

     2. The provisions of the Fourth Restated Certificate of Incorporation of the Corporation are hereby amended, restated, and integrated into the single instrument that is hereinafter set forth, and that is entitled "Fifth Restated Certificate of Incorporation of CiDRA Corporation."

     3. The amendments and the restatement of the Fourth Restated Certificate of Incorporation herein certified have been duly adopted and approved by the directors and by the written consent of the requisite stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law ("DGCL"), and written notice has been duly given to those stockholders who have not consented in writing in accordance with
Section 228(d) of the DGCL.

     IN WITNESS WHEREOF, the undersigned do execute this Fifth Restated Certificate of Incorporation and affirm and acknowledge, under penalties of perjury, that this Fifth Restated Certificate of Incorporation is their act and deed and that the facts stated herein are true, this 19th day of June, 2000.

                                    /s/ F. Kevin Didden
                                    ----------------------
                                    President
                                    F. Kevin Didden
Attest:

/s/ Michael Grillo
------------------
Secretary
Michael Grillo

                  FIFTH RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               CiDRA CORPORATION



FIRST:  The name of the corporation is CiDRA Corporation (the "Corporation").

SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature of the business to be conducted and the purposes to be promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The Corporation shall have the authority to issue two (2) classes of stock to be designated respectively "Preferred Stock" and "Class A Common Stock." The total number of shares of stock that the Corporation shall have the authority to issue is Sixty Nine Million Seven Hundred Forty Thousand (69,740,000) shares of capital stock. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Seven Million Twenty Thousand (7,020,000), par value $.01 per share. The total number of shares of Class A Common Stock which the Corporation shall have the authority to issue is Sixty Two Million Seven Hundred Twenty (62,720,000), par value $.001 per share.

     The Preferred Stock authorized by this Fifth Restated Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Fifth Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, including sinking fund provisions, the redemption price or prices, the liquidation preferences and the other preferences, powers, rights, qualifications, limitations and restrictions of any wholly unissued class or series of Preferred Stock (not including any Series A Preferred Stock, as defined in Article Fifth below, any Series B Preferred Stock, as defined in Article Fifth below, any Series C Preferred Stock, as defined in Article Fifth below, or any Series D Preferred Stock, as defined in Article Fifth below) and the number of shares constituting any such series and the designation thereof, or any of them.

     The Board of Directors is further authorized to increase or decrease the number of shares of any series of Preferred Stock, the number of which was fixed by it subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding, subject to the limitations and restrictions stated in the resolution of the Board of Directors originally fixing the number of shares of such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH: One Million Three Hundred Thousand (1,300,000) shares of the Preferred Stock are hereby constituted as Series A Convertible Preferred Stock ("Series A Preferred Stock"). Two Million Five Hundred Thousand (2,500,000) shares of the Preferred Stock are hereby constituted as Series B Convertible Preferred Stock ("Series B Preferred Stock"). Two Million One Hundred Thousand (2,100,000) shares of Preferred Stock are hereby constituted as Series C Convertible Preferred Stock ("Series C Preferred Stock"). One Million One Hundred Twenty Thousand (1,120,000) shares of Preferred Stock are hereby constituted as Series D Convertible Preferred Stock ("Series D Preferred Stock," and, collectively with the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, "Issued Preferred Stock"). The relative preferences, powers, rights, qualifications, limitations and restrictions in respect of the Class A Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock are as follows:

     (a)  Voting Rights.

          (i) Each holder of shares of Issued Preferred Stock shall be entitled to vote on all matters and, except as otherwise expressly provided herein, shall be entitled to the number of votes equal to the largest whole number of shares of Class A Common Stock into which such shares of Issued Preferred Stock could be converted, pursuant to the provisions of paragraph (d) hereof, on the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, in accordance with Delaware Law.

          (ii) Each holder of shares of Class A Common Stock shall be entitled to one vote for each share thereof held. Except as otherwise expressly provided herein or as required by law, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of Series D Preferred Stock and the holders of the Class A Common Stock shall vote together and not as separate classes.

          (iii) Notwithstanding the foregoing or anything to the contrary herein, upon the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of Series A Preferred Stock, all such holders will vote together as a single class (with the vote of a majority of the outstanding shares of Series A Preferred Stock required) on the following matters: the merger or dissolution of the Corporation, or sale (or transaction with the substantial effect of a sale) of all or substantially all of the property and assets of the Corporation.

          (iv) Notwithstanding the foregoing or anything to the contrary herein, upon the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of Series B Preferred Stock, all such holders will vote together as a single class (with the vote of a majority of the outstanding shares of Series B Preferred Stock required) on the following matters: the merger or dissolution of the Corporation, or sale (or transaction with the substantial effect of a sale) of all or substantially all of the property and assets of the Corporation.

          (v) Notwithstanding the foregoing or anything to the contrary herein, upon the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of Series C Preferred Stock, all such holders will vote together as a single class (with the vote of a majority of the outstanding shares of Series C Preferred Stock required) on the following matters: the merger or dissolution of the Corporation, or sale (or transaction with the substantial effect of a sale) of all or substantially all of the property and assets of the Corporation.

          (vi) Notwithstanding the foregoing or anything to the contrary herein, all of the holders of the outstanding shares of Series D Preferred Stock will vote together as a single class (with the vote of a majority of the outstanding shares of Series D Preferred Stock required) on the following matters: the merger or dissolution of the Corporation, or sale (or transaction with the substantial effect of a sale) of all or substantially all of the property and assets of the Corporation.

     (b)  Dividend Rights.

          (i) Prior to April 28, 2000, each issued and outstanding share of Series A Preferred Stock shall entitle the holder of record thereof to receive, when, as and if declared by the Board of Directors, out of any funds legally available therefor, dividends in cash at the annual rate per share of Twenty-Four Cents ($.24), as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events (together herein referred to as "Recapitalization Events"), payable as the Board of Directors may from time to time determine. Prior to February 12, 2001, each issued and outstanding share of Series B Preferred Stock shall entitle the holder of record thereof to receive, when, as and if declared by the Board of Directors, out of any funds legally available therefor, dividends in cash at the annual rate per share of Fifty-Five and Ninety-Two Hundredths Cents ($.5592), as adjusted for Recapitalization Events, payable as the Board of Directors may from time to time determine. Prior to April 13, 2002, each issued and outstanding share of Series C Preferred Stock shall entitle the holder of record thereof to receive, when, as and if declared by the Board of Directors, out of any funds legally available therefor, dividends in cash at the annual rate per share of One Dollar Fifty-Six Cents ($1.56), as adjusted for Recapitalization Events, payable as the Board of Directors may from time to time determine. Prior to April 13, 2002, each issued and outstanding share of Series D Preferred Stock shall entitle the holder of record thereof to receive, when, as and if declared by the Board of Directors, out of any funds legally available therefor, dividends in cash at the annual rate per share of Seven Dollars and Twenty Cents ($7.20), as adjusted for Recapitalization Events, payable as the Board of Directors may from time to time determine. Dividends and distributions (other than those payable solely in Class A Common Stock) may be paid, or declared and set aside for payment, upon shares of Class A Common Stock in any calendar year only if dividends shall have been paid, or declared and set apart for payment, on account of all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then issued and outstanding, in the amounts set forth is this subparagraph (b)(i) for such calendar year. Except as set forth in subparagraph (b)(ii) below, the Board of Directors of the Corporation is under no obligation to pay dividends and the dividend preference granted in this subparagraph (b)(i) to shares of Issued Preferred Stock shall apply only at such time as the Board of Directors may in its discretion decide to pay or declare and set aside for payment any dividends on any shares of its capital stock. Specifically, the right to dividends upon the issued and outstanding shares of Issued Preferred Stock set forth in this subparagraph (b)(i) shall be non-cumulative and shall not be deemed to accrue, whether dividends are earned or whether there be funds legally available therefor, unless and until said dividends shall have been declared by the Board of Directors.

          (ii) From and after April 28, 2000, each issued and outstanding share of Series A Preferred Stock shall entitle the holder of record thereof to receive dividends in cash at the annual rate per share of Twenty-Four Cents ($.24) as adjusted for Recapitalization Events. From and after February 12, 2001, each issued and outstanding share of Series B Preferred Stock shall entitle the holder of record thereof to receive dividends in cash at the annual rate per share of Fifty-Five and Ninety-Two Hundredths Cents ($.5592), as adjusted for Recapitalization Events. From and after April 13, 2002, each issued and outstanding share of Series C Preferred Stock shall entitle the holder of record thereof to receive dividends in cash at the annual rate per share of One Dollar Fifty-Six Cents ($1.56), as adjusted for Recapitalization Events. From and after April 13, 2002, each issued and outstanding share of Series D Preferred Stock shall entitle the holder of record thereof to receive dividends in cash at the annual rate per share of Seven Dollars and Twenty Cents ($7.20), as adjusted for Recapitalization Events. The right to dividends on the Issued Preferred Stock set forth in this subparagraph (b)(ii) shall be cumulative so that such rights shall be deemed to accrue, on a quarterly basis, whether earned, or whether there be funds legally available therefor, or whether said dividends shall have been declared; provided that such dividends shall not be compounded and shall be paid out of legally available funds thereafter within forty five (45) days of the end of the quarter in which they are due. Dividends and distributions (other than those payable solely in Class A Common Stock) may be paid, or declared and set aside for payment, upon shares of Class A Common Stock in any calendar year from and after April 28, 2000, only if all accrued and unpaid dividends on account of all shares of Issued Preferred Stock then issued and outstanding shall have been paid. If at any time the Corporation pays or declares and sets aside for payment dividends in an amount less than the total accrued and unpaid dividends on the Issued Preferred Stock, such dividends shall be paid to holders of Issued Preferred Stock, pro rata based on the total accrued and unpaid dividends on Issued Preferred Stock due to each such holder on the record date of such dividend. Accrued and unpaid dividends on a share of Issued Preferred Stock shall in any event be paid upon conversion of such share of Issued Preferred Stock, in cash or in additional shares of Class A Common Stock at the then fair market value of such shares of Class A Common Stock, as determined in good faith by the Board of Directors of the Corporation.

          (iii) No dividends on a series of Issued Preferred Stock shall be paid or declared and set aside for payment at any time, unless a proportional amount (based on the accrued but unpaid dividends on each such series of Preferred Stock) is paid or declared and set aside for payment on each other series of Issued Preferred Stock, such proportional amount to be based on (x) the amount of the preferential dividend to be paid to each such series of Issued Preferred Stock, in the case of subparagraph (b)(i), and (y) the accrued but unpaid dividends on each such series of Issued Preferred Stock, in the case of subparagraph (b)(ii). Notwithstanding the forgoing or anything to the contrary herein (A) from April 28, 2000 to February 12, 2001, the dividend on the Series A Preferred Stock described in subparagraph (b)(ii) may be paid or declared and set aside for payment without any payment or declaration and set aside for payment on the Series B Preferred Stock or the Series C Preferred Stock, and (B) from February 12, 2001 to April 13, 2002, the dividends on the Series A Preferred Stock and the Series B Preferred Stock described in subparagraphs
(b)(ii) may be paid or declared and set aside for payment without any payment or declaration and set aside for payment on the Series C Preferred Stock and Series D Preferred Stock.

          (v) In addition to the dividends set forth in subparagraphs (b)(i) and
(b)(ii) above, the holders of shares of Issued Preferred Stock shall be entitled to participate pro rata in any dividends and distributions paid or declared and set aside for payment on shares of Class A Common Stock which result from the sale by the Company of any assets of the Company, as if such shares of Issued Preferred Stock were converted into shares of Class A Common Stock as of the record date for such dividend or distribution.

     (c)  Liquidation Rights.

          (i) In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation (a "Liquidation"), the holders of record of shares of Issued Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of the Class A Common Stock, and pari passu with each other, by reason of their ownership thereof out of the assets of the Corporation legally available therefor, Three Dollars ($3.00) per share of Series A Preferred Stock ("Original Series A Issue Price"), Six Dollars Ninety-Nine Cents ($6.99) per share of Series B Preferred Stock ("Original Series B Issue Price"), Nineteen Dollars Fifty Cents ($19.50) per share of Series C Preferred Stock ("Original Series C Issue Price") and Ninety Dollars ($90.00) per share of Series D Preferred Stock ("Original Series D Issue Price"), each as adjusted for Recapitalization Events, plus a further amount per share equal to dividends, if any, (A) then declared and unpaid on account of shares of Issued Preferred Stock and (B) whether or not declared, then accrued in accordance with the provisions of subparagraph (b)(ii) above, before any payment shall be made or any assets distributed to the holders of shares of Class A Common Stock or other series of Preferred Stock. If, upon any Liquidation, the assets thus distributed among the holders of the Issued Preferred Stock shall be insufficient to permit payment to such holders of the full preferential amounts set forth in this subparagraph
(c)(i), then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of Issued Preferred Stock, pro rata based on the full preferential amount on liquidation otherwise due to each such holder pursuant to this subparagraph (c)(i).

          (ii) After payment to the holders of record of the shares of the Issued Preferred Stock of the amounts set forth in the preceding subparagraph
(c)(i), the remaining assets of the Corporation shall be distributed in like amounts per share to the holders of record of the Class A Common Stock, for such purpose each share of Issued Preferred Stock being treated as if it had been converted into that number of shares of Class A Common Stock (giving effect to fractional shares) into which it could then be converted.

          (iii) A consolidation or merger of the Corporation with or into any other corporation or corporations, except where the Corporation is the surviving entity and less than fifty percent (50%) of the Corporation's voting power is transferred, or a sale (or transaction with the substantial effect of a sale) of all or substantially all of the assets of the Corporation, shall each be deemed (unless the holders of record of seventy-five percent (75%) of the outstanding shares of Issued Preferred Stock, acting together as a single class, vote otherwise) to be a Liquidation within the meaning of this paragraph (c) and shall entitle the holders of the Corporation's stock to receive at the closing in cash, securities or other property (such securities or other property valued at the fair market value thereof as determined in good faith by the Board of Directors), amounts as specified in subparagraphs (c)(i) and (c)(ii) above.

     (d) Conversion Rights. The holders of the Issued Preferred Stock shall have conversion rights ("Conversion Rights") as follows:

          (i)  Right to Convert.

          (A) Each holder of shares of Series A Preferred Stock may, at any time, upon surrender to the Corporation of the certificates therefor at the principal office of the Corporation or at such other place as the Corporation shall designate, convert all or any part of such holder's shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Class A Common Stock of the Corporation (as such Class A Common Stock shall then be constituted) equal to the product of (A) the number of shares of Series A Preferred Stock which such holder shall then surrender to the Corporation, multiplied by (B) the number determined by dividing the Original Series A Issue Price by the Series A Conversion Price in effect at the time of conversion pursuant to subparagraph (d)(iv) below. Promptly following surrender of such certificates, the holder shall be entitled to receive certificates evidencing the number of shares of Class A Common Stock into which such shares of Series A Preferred Stock are converted.

          (B) Each holder of shares of Series B Preferred Stock may, at any time, upon surrender to the Corporation of the certificates therefor at the principal office of the Corporation or at such other place as the Corporation shall designate, convert all or any part of such holder's shares of Series B Preferred Stock into such number of fully paid and non-assessable shares of Class A Common Stock of the Corporation (as such Class A Common Stock shall then be constituted) equal to the product of (A) the number of shares of Series B Preferred Stock which such holder shall then surrender to the Corporation, multiplied by (B) the number determined by dividing the Original Series B Issue Price by the Series B Conversion Price in effect at the time of conversion pursuant to subparagraph (d)(iv) below. Promptly following surrender of such certificates, the holder shall be entitled to receive certificates evidencing the number of shares of Class A Common Stock into which such shares of Series B Preferred Stock are converted.

          (C) Each holder of shares of Series C Preferred Stock may, at any time, upon surrender to the Corporation of the certificates therefor at the principal office of the Corporation or at such other place as the Corporation shall designate, convert all or any part of such holder's shares of Series C Preferred Stock into such number of fully paid and non-assessable shares of Class A Common Stock of the Corporation (as such Class A Common Stock shall then be constituted) equal to the product of (A) the number of shares of Series C Preferred Stock which such holder shall then surrender to the Corporation, multiplied by (B) the number determined by dividing the Original Series C Issue Price by the Series C Conversion Price in effect at the time of conversion pursuant to subparagraph (d)(iv) below. Promptly following surrender of such certificates, the holder shall be entitled to receive certificates evidencing the number of shares of Class A Common Stock into which such shares of Series C Preferred Stock are converted.

          (D) Each holder of shares of Series D Preferred Stock may, at any time, upon surrender to the Corporation of the certificates therefor at the principal office of the Corporation or at such other place as the Corporation shall designate, convert all or any part of such holder's shares of Series D Preferred Stock into such number of fully paid and non-assessable shares of Class A Common Stock of the Corporation (as such Class A Common Stock shall then be constituted) equal to the product of (A) the number of shares of Series D Preferred Stock which such holder shall then surrender to the Corporation, multiplied by (B) the number determined by dividing the Original Series D Issue Price by the Series D Conversion Price in effect at the time of conversion pursuant to subparagraph (d)(iv) below. Promptly following surrender of such certificates, the holder shall be entitled to receive certificates evidencing the number of shares of Class A Common Stock into which such shares of Series D Preferred Stock are converted.

     In addition, any dividends accrued on a share of Issued Preferred Stock pursuant to subparagraph (b)(ii) above and unpaid as of the date of such conversion shall be paid upon conversion of such share of Issued Preferred Stock, in cash or in additional shares of Class A Common Stock at the then fair market value of such shares of Class A Common Stock, as determined in good faith by the Board of Directors of the Corporation.

          (ii)  Automatic Conversion

          (A) All outstanding shares of Issued Preferred Stock shall be deemed automatically converted into such number of shares of Class A Common Stock as are determined in accordance with subparagraph (d)(i) above upon the consummation of a firm commitment underwritten public offering of the Class A Common Stock of the Corporation (or other security into which all shares of Issued Preferred Stock are convertible) pursuant to a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, where the aggregate proceeds to the Corporation resulting from the sale of such securities (before deduction of underwriting discounts and expenses of sale) are not less than twenty million dollars ($20,000,000) and the per share sales price of such securities before such deductions is not less than the greater of (x) Five Dollars (not subject to adjustment), and (y) Twenty Two Dollars and Fifty Cents ($22.50) as adjusted for Recapitalization Events ("Automatic Conversion Event").

          (B) If any holder of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock fails to purchase its Full Share in a Dilutive Financing, then the percentage of the Full Share not so acquired by such holder times the total number of shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock held by such holder shall not be entitled to protection against dilution pursuant to subparagraph (d)(iv)(A) from and after the date of such Dilutive Financing. For purposes of this subparagraph (d)(ii)(B), "Dilutive Financing" shall mean (A) a bridge debt financing of the Corporation having a term not to exceed six months in which the debt instrument is convertible to equity securities of the Company or accompanied by the issuance of a warrant or other equity security of the Company or (B) an equity financing of the Corporation which, in either case, would result in the reduction of the applicable Conversion Price (as then in effect), in each case (x) which has been approved by a majority of the board of directors of the Corporation, and (y) with respect to which each holder of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock has been given prior written notice, as set forth in Section 7.10(b) of the Preferred Stock Purchase Agreement dated February 12, 1998 among the Corporation, certain of the initial holders of Issued Preferred Stock and certain key employees of the Corporation (the "Series B Purchase Agreement"),
Section 7.10(b) of the Preferred Stock Purchase Agreement dated April 13, 1999 among the Corporation, the initial holders of the Series C Preferred Stock and certain key employees and existing stockholders of the Corporation (the "Series C Purchase Agreement"), or Section 7.10(b) of the Preferred Stock Purchase Agreement dated June 20, 2000 among the Corporation, the initial holders of the Series D Preferred Stock and certain key employees and existing stockholders of the Corporation (the "Series D Purchase Agreement") which sets forth such holder's Full Share and offers to such holder an opportunity to purchase such holder's Full Share of the total amount of equity securities to be sold by the Corporation in such Dilutive Financing. "Full Share" means the full pro rata portion of Additional Shares of Class A Common Stock that a holder of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock has the right to purchase pursuant to Section 7.10 of the Series B Purchase Agreement, Section 7.10 of the Series C Purchase Agreement or Section 7.10 of the Series D Purchase Agreement. Notwithstanding the foregoing, no shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock then held by Connecticut Innovations, Incorporated shall forfeit their protection against dilution under this subparagraph (d)(ii)(B) unless the Dilutive Financing contains Connecticut Presence provisions substantially similar to the Connecticut Presence provisions contained in Section 18 of the Series B Purchase Agreement, Section 18 of the Series C Purchase Agreement and
Section 18 of the Series D Purchase Agreement.

          (C) On or after the date of occurrence of an Automatic Conversion Event, and in any event within 10 days after receipt of notice, by mail, postage prepaid from the Corporation of the occurrence of such Automatic Conversion Event, each holder of record of shares of Issued Preferred Stock shall surrender such holder's certificates evidencing such holder's shares of Issued Preferred Stock at the principal office of the Corporation or at such other place as the Corporation shall designate, and shall thereupon be entitled to receive certificates evidencing the number of shares of Class A Common Stock into which such shares of Issued Preferred Stock are converted. On the date of the occurrence of an Automatic Conversion Event, each holder of record of shares of Issued Preferred Stock shall be deemed to be the holder of record of the Class A Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Issued Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Issued Preferred Stock, or that the certificates evidencing such shares of Class A Common Stock shall not then be actually delivered to such holder.

          (iii)  For purposes of this Fifth Restated Certificate of
Incorporation:

          "Additional Shares of Common Stock" shall mean all shares of Class A Common Stock issued (or deemed to be issued pursuant to subparagraph (d)(iv)(A) below) by the Corporation other than shares of Class A Common Stock issued, issuable or deemed to be issued:

          (AA) upon conversion of shares of Issued Preferred Stock;

          (BB) to officers, directors, or employees of, or consultants to, the Corporation pursuant to a stock grant or sale or option grant or plan or other employee stock incentive program approved by the Board of Directors;

          (CC) in connection with an acquisition of an interest in another entity or joint venture by the Corporation, or to vendors, lenders, equipment lessors, or customers of the Corporation, in each case as approved by the Board of Directors (which for purposes of this clause (CC) shall mean a majority of the members of the full Board of Directors and not a committee thereof);

          (DD) as a dividend or distribution on Issued Preferred Stock and Class A Common Stock, made pro rata assuming conversion of the Issued Preferred Stock into shares of Class A Common Stock;

          (EE) for which adjustment of the applicable Conversion Price has already been made pursuant to subparagraph (d)(iv) below; or

          (FF) upon issuance of the Warrants (as defined in the Series D Purchase Agreement) or issuance of securities in connection with the exercise of such Warrants.

          "Convertible Securities" shall mean any evidences of indebtedness, shares or securities, in each case convertible into or exchangeable for Additional Shares of Common Stock.

          "Effective Price" of Additional Shares of Common Stock, Convertible Securities, or Options shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under subparagraph (d)(iv)(A) below, into the aggregate consideration received or deemed to have been received by the Corporation for such issue under subparagraph (d)(iv)(A) below.

          "Issuance Date" shall mean the actual initial date of issuance of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, as applicable.

          "Options" shall mean rights, options or warrants to subscribe for, purchase, or otherwise acquire Class A Common Stock or Convertible Securities.

          "Series A Conversion Price" shall mean the price at which shares of the Class A Common Stock shall be deliverable upon conversion of the Series A Preferred Stock as adjusted from time to time as herein provided. The current Series A Conversion Price per share for shares of Series A Preferred Stock shall be $.50 per share.

          "Series B Conversion Price" shall mean the price at which shares of the Class A Common Stock shall be deliverable upon conversion of the Series B Preferred Stock as adjusted from time to time as herein provided. The current Series B Conversion Price per share for shares of Series B Preferred Stock shall be $1.165 per share.

          "Series C Conversion Price" shall mean the price at which shares of the Class A Common Stock shall be deliverable upon conversion of the Series C Preferred Stock as adjusted from time to time as herein provided. The current Series C Conversion Price per share for shares of Series C Preferred Stock shall be $3.25 per share.

          "Series D Conversion Price" shall mean the price at which shares of the Class A Common Stock shall be deliverable upon conversion of the Series D Preferred Stock as adjusted from time to time as herein provided. The current Series D Conversion Price per share for shares of Series D Preferred Stock shall be $15.00 per share.

          (iv) Adjustments to Conversion Price for Diluting Issues

          (A) Sale of Shares Below Conversion Price.

              (1) (AA) Subject to paragraphs (f), (g) and (h) below, if at any time or from time to time after the Issuance Date of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, the Corporation issues or sells, or is deemed by the express provisions of this subparagraph (d)(iv)(A) to have issued or sold, Additional Shares of Common Stock, for an Effective Price less than the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as the case may be, then the Series A Conversion Price, the Series B Conversion Price and/or the Series C Conversion Price, in each case in effect immediately prior to such issuance or sale, shall be reduced, as of the opening of business on the date of such issue or sale, to the Effective Price of such issuance or sale.

                  (BB) Subject to paragraph (i) below, if at any time or from time to time after the Issuance Date of Series D Preferred Stock, the Corporation issues or sells, or is deemed by the express provisions of this subparagraph (d)(iv)(A) to have issued or sold, Additional Shares of Common Stock, for an Effective Price less than the Series D Conversion Price, then the Series D Conversion Price then in effect immediately prior to such issuance or sale, shall be reduced to a price determined by multiplying such Series D Conversion Price by a fraction (x) the numerator of which shall be that number of shares of Class A Common Stock outstanding immediately prior to such issue plus the number of shares of Class A Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series D Conversion Price, and (y) the denominator of which shall be the number of shares of Class A Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for purposes of determining such total number of outstanding shares, all shares of Class A Common Stock issuable upon the conversion of outstanding Issued Preferred Stock shall be deemed outstanding immediately prior to such issue; provided, further, that if such issue would cause an adjustment to the Series A Conversion Price, Series B Conversion Price and/or Series C Conversion Price pursuant to clause
(AA) above, then such adjustment shall be calculated prior to calculating the adjustment under this clause (BB) so that the Class A Common Stock issuable upon conversion of such Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, after giving effect to such adjustment, shall be included in the calculation pursuant to this clause (BB).

              (2) For the purpose of making any adjustment required under this subparagraph (d)(iv)(A), the consideration received by the Corporation for any issue or sale of securities shall (x) to the extent it consists of cash be computed at the gross amount of cash received by the Corporation before deduction of any expenses payable by the Corporation and any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale, (y) to the extent it consists of property other than cash, be computed at the fair market value of that property as determined in good faith by the Board of Directors, and (z) if Additional Shares of Common Stock, Convertible Securities or Options are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed (as provided in clauses (x) and (y) above) as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or Options.

              (3) For the purpose of the adjustment required under this subparagraph (d)(iv)(A), if at any time or from time to time after the applicable Issuance Date for the Issued Preferred Stock, the Corporation issues or sells any Options or Convertible Securities (other than Options or Convertible Securities referred to in clauses (AA)-(EE) of the definition of Additional Shares of Common Stock), then in each case the Corporation shall be deemed to have issued at the time of the issuance of such Options or Convertible Securities the maximum number of Additional Shares of Common Stock (as set forth in the instruments relating thereto, giving effect to any provision contained therein for a subsequent upward adjustment of such number) issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Options or Convertible Securities plus, in the case of such Options, the minimum amounts of consideration, if any (as set forth in the instruments relating thereto, giving effect to any provision contained therein for a subsequent downward adjustment of such consideration), payable to the Corporation upon the exercise of such Options and, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities which were deemed to have been received by the Corporation on issuance of such Convertible Securities) on the conversion of such Convertible Securities. No further adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such Options or the conversion of any such Convertible Securities; provided, however, that if any such Options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, or are exercised for a lesser number of Additional Shares of Common Stock or with a greater consideration paid to the Corporation than was previously deemed to be issued or received by the Corporation, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price shall be readjusted to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such Options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the

Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities which were deemed to have been received by the Corporation on issuance of such Convertible Securities) on the conversion of such Convertible Securities; provided further, however, that if any such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Class A Common Stock or Convertible Securities issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price shall affect Class A Common Stock previously issued upon conversion of the Issued Preferred Stock).

              (4) In each case of an adjustment or readjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price or the number of shares of Class A Common Stock or other securities issuable upon conversion of the Issued Preferred Stock, the Corporation, at its expense, shall cause the chief financial officer of the Corporation to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Issued Preferred Stock, at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including a statement of (a) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price as applicable, at the time in effect, (c) the number of Additional Shares of Common Stock, and (d) the type and amount, if any, of other property which at the time would be received upon conversion of Issued Preferred Stock.

              (5) Except as expressly provided herein, no adjustment in the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price shall be made in respect of the issue of Additional Shares of Common Stock unless the consideration per share for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as the case may be.

          (B) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the Issuance Date effects a subdivision of the outstanding

Class A Common Stock, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Corporation at any time or from time to time after the Issuance Date combines the outstanding shares of Class A Common Stock, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subparagraph (d)(iv)(B) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (C) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Issuance Date makes, or fixes a record date for the determination of holders of Class A Common Stock entitled to receive, a dividend or other distribution payable in Additional Shares of Common Stock or in any right to acquire Class A Common Stock for no consideration, then and in each such event the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price then in effect by a fraction (a) the numerator of which is the total number of shares of Class A Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (b) the denominator of which shall be the total number of shares of Class A Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Class A Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the dated fixed thereof, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price shall be adjusted pursuant to this subparagraph (d)(iv)(C) as of the time of actual payment of such dividends or distributions.

          (D) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Issuance Date makes, or fixes a record date for the determination of holders of Class A Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Class A Common Stock, then in each such event provision shall be made so that the holders of Issued Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Class A Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Issued Preferred Stock been converted into Class A Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this paragraph (d) with respect to the rights of the holders of the Issued Preferred Stock.

          (E) Adjustment for Reclassification. Exchange and Substitution. If the Class A Common Stock issuable upon the conversion of Issued Preferred Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares of stock dividend or a recapitalization, provided for elsewhere in this paragraph (d)), then and in any such event each holder of Issued Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of Class A Common Stock into which such shares of Issued Preferred Stock might have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

          (F) Reorganizations. If at any time or from time to time there is a capital reorganization of the Class A Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph (d)), then, as a part of such reorganization, provision shall be made so that the holders of Issued Preferred Stock shall thereafter be entitled to receive upon conversion of Issued Preferred Stock, the number of shares of stock or other securities or property of the Corporation, to which a holder of Class A Common Stock deliverable upon conversion would have been entitled on such capital reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph (d) with respect to the rights of holders of Issued Preferred Stock after the reorganization to the end that the provisions of this paragraph
(d) (including adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price then in effect and number of shares purchasable upon conversion of Issue Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

          (v) No Impairment. The Corporation will not, by amendment of this Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this paragraph (d) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Issued Preferred Stock against dilution or other impairment. The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock the full number of shares of Class A Common Stock deliverable upon the conversion of all the then outstanding shares of Issued Preferred Stock and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation lawfully to issue such Class A Common Stock upon the conversion of Issued Preferred Stock.

          (vi) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Issued Preferred Stock at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     (e) Redemption. The Issued Preferred Stock shall, at the election of the holders of the Issued Preferred Stock, be redeemed by the Corporation in three equal installments in accordance with the following provisions:

          (i) Election to Redeem. The Corporation shall redeem the Issued Preferred Stock at the times, and pursuant to the terms, set forth in this paragraph (e), provided that the Corporation receives written certification (the "Redemption Certificate") on or before 60 days prior to the First Redemption Date (as hereinafter defined) that holders of no less than seventy-five percent (75%) of the then outstanding Issued Preferred Stock ("Electing Holders") have elected in favor of redemption (the "Redemption Election"). The Redemption Certificate shall be signed by the Electing Holders and shall be delivered to the Corporation at its principal office. The Corporation shall notify all of the holders of Issued Preferred Stock no later than 60 days prior to the due date of the Redemption Certificate, that such Redemption Certificate is required to be delivered.

          (ii) Redemption Price. All of the outstanding Series A Preferred Stock shall be redeemed by the Corporation paying in cash, out of funds legally available therefor, an amount equal to (A) $3.00 per share (adjusted for any Recapitalization Events), plus (B) a further amount per share equal to dividends, if any, (1) then declared and unpaid on account of Series A Preferred Stock and (2) whether or not declared, then accrued in accordance with the provisions of subparagraph (b)(ii) above to and including the date fixed for redemption (the "Series A Redemption Price"). The Series B Preferred Stock shall be redeemed by the Corporation paying in cash, out of funds legally available therefor, an amount equal to (A) $6.99 per share (adjusted for any Recapitalization Events), plus (B) a further amount per share equal to dividends, if any, (1) then declared and unpaid on account of Series B Preferred Stock and (2) whether or not declared, then accrued in accordance with the provisions of subparagraph (b)(ii) above to and including the date fixed for redemption (the "Series B Redemption Price"). The Series C Preferred Stock shall be redeemed by the Corporation paying in cash, out of funds legally available therefor, an amount equal to (A) $19.50 per share (adjusted for any Recapitalization Events), plus (B) a further amount per share equal to dividends, if any, (1) then declared and unpaid on account of Series C Preferred Stock and (2) whether or not declared, then accrued in accordance with the provisions of subparagraph (b)(ii) above to and including the date fixed for redemption (the "Series C Redemption Price"). The Series D Preferred Stock shall be redeemed by the Corporation paying in cash, out of funds legally available therefor, an amount equal to (A) $90.00 per share (adjusted for any Recapitalization Events), plus (B) a further amount per share equal to dividends, if any, (1) then declared and unpaid on account of Series D Preferred Stock and (2) whether or not declared, then accrued in accordance with the provisions of subparagraph (b)(ii) above to and including the date fixed for redemption (the "Series D Redemption Price").

          (iii) Mandatory Redemption; Three Installments. The Redemption Election shall constitute an election in favor of a mandatory redemption of all shares of Issued Preferred Stock. The Issued Preferred Stock shall be redeemed in three equal installments, with the Corporation redeeming thirty-three percent (33%) of each holder's shares of Issued Preferred Stock in the first installment, fifty percent (50%) of each holder's then remaining shares of

Issued Preferred Stock in the second installment and the remaining Issued Preferred Stock in the third installment. Subject to the Corporation having funds legally available, the closing of the first installment shall occur on or about April 13, 2004 ("First Redemption Date"), the closing of the second installment shall take place on or about April 13, 2005 ("Second Redemption Date") and the third installment shall take place on or about April 13, 2006 ("Third Redemption Date"). If the Corporation shall not have sufficient funds legally available for redeeming the Issued Preferred Stock at the First Redemption Date, the Second Redemption Date or the Third Redemption Date, respectively, the Corporation shall redeem a pro rata portion of each holder's shares of Issued Preferred Stock (pro rata based on the total Redemption Price otherwise to be paid to each such holder) out of funds legally available therefor and shall redeem the remaining shares to have been redeemed in such installment as soon as practicable after the Corporation has funds legally available therefor.

          (iv) Redemption Notice. If the Redemption Election has been received, the Corporation shall mail, postage prepaid, not less than 30 days nor more than 60 days prior to each Redemption Date, written notice thereof (each, a "Redemption Notice"), to each holder of record of the Issued Preferred Stock at its post office address last shown on the records of the Corporation. Each such Redemption Notice shall state:

          (A) The number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

          (B) The Redemption Date and Redemption Price;

          (C) The date upon which the holder's conversion rights (as set forth in paragraph (d) above) as to such shares terminate, which termination shall be five days before the Redemption Date; and

          (D) That the holder is to surrender to the Corporation, in the manner and at the place designated, its certificate or certificates representing the shares of Issued Preferred Stock to be redeemed.

          (v) Surrender of Certificates; Payment. On or before each Redemption Date, each holder of shares of Issued Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised its right to convert the shares as provided in paragraph (d) hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that fewer than all of the shares represented by such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued forthwith.

          (vi) Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on each Redemption Date the Redemption Price therefor is either paid or made available for payment through the deposit thereof in a national banking institution for the sole purpose of paying the Redemption Price, then notwithstanding that the certificates evidencing any of the shares of Issued Preferred Stock so called for redemption shall not have been surrendered, the dividends with respect to such shares shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith terminate after the Redemption Date, except for the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor. If the Redemption Notice shall have been duly given, and if on each Redemption Date the Redemption Price therefor is not paid or is not made available for payment through the deposit thereof at a national banking institution for the sole purpose of paying the Redemption Price, then, regardless of whether the certificates with respect thereto shall have been deposited with the Corporation, each holder of Issued Preferred Stock shall continue to own all shares of Issued Preferred Stock with all the rights with respect thereto as holders of Issued Preferred Stock.

     (f) Series A Protective Provisions. So long as any shares of Series A Preferred Stock are outstanding and subject to any additional voting rights required by applicable law, the Corporation shall not, without the affirmative vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock voting together as a separate class:

          (i) Amend, repeal or modify any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Issued Preferred Stock so as to affect the Series A Preferred Stock adversely;

          (ii) Authorize or create any additional shares of Issued Preferred Stock, or authorize or create shares of any class or series of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock, or authorize, create or issue shares of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares of the Corporation having any such preference or priority; or

          (iii) Reclassify the shares of Class A Common Stock or any other shares of stock hereafter created junior to the Series A Preferred Stock as to dividends or assets into shares of Series A Preferred Stock or into shares having any preference or priority as to dividends or assets superior to or on a parity with that of the Series A Preferred Stock.

     (g) Series B Protective Provisions. So long as any shares of Series B Preferred Stock are outstanding and subject to any additional voting rights required by applicable law, the Corporation shall not, without the affirmative vote of the holders of record of a majority of the outstanding shares of Series B Preferred Stock voting together as a separate class:

          (i) Amend, repeal or modify any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Issued Preferred Stock so as to affect the Series B Preferred Stock adversely;

          (ii) Authorize or create any additional shares of Issued Preferred Stock, or authorize or create shares of any class or series of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series B Preferred Stock, or authorize, create or issue shares of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares of the Corporation having any such preference or priority; or

          (iii) Reclassify the shares of Class A Common Stock or any other shares of stock hereafter created junior to the Series B Preferred Stock as to dividends or assets into shares of Series B Preferred Stock or into shares having any preference or priority as to dividends or assets superior to or on a parity with that of the Series B Preferred Stock.

     (h) Series C Protective Provisions. So long as any shares of Series C Preferred Stock are outstanding and subject to any additional voting rights required by applicable law, the Corporation shall not, without the affirmative vote of the holders of record of a majority of the outstanding shares of Series C Preferred Stock voting together as a separate class:

          (i) Amend, repeal or modify any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Issued Preferred Stock so as to affect the Series C Preferred Stock adversely;

          (ii) Authorize or create any additional shares of Issued Preferred Stock, or authorize or create shares of any class or series of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series C Preferred Stock, or authorize, create or issue shares of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares of the Corporation having any such preference or priority; or

          (iii) Reclassify the shares of Class A Common Stock or any other shares of stock hereafter created junior to the Series C Preferred Stock as to dividends or assets into shares of Series C Preferred Stock or into shares having any preference or priority as to dividends or assets superior to or on a parity with that of the Series C Preferred Stock.

     (i) Series D Protective Provisions. So long as any shares of Series D Preferred Stock are outstanding and subject to any additional voting rights required by applicable law, the Corporation shall not, without the affirmative vote of the holders of record of a majority of the outstanding shares of Series D Preferred Stock voting together as a separate class:

          (i) Amend, repeal or modify any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Issued Preferred Stock so as to affect the Series D Preferred Stock adversely;

          (ii) Authorize or create any additional shares of Issued Preferred Stock, or authorize or create shares of any class or series of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series D Preferred Stock, or authorize, create or issue shares of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares of the Corporation having any such preference or priority; or

          (iii) Reclassify the shares of Class A Common Stock or any other shares of stock hereafter created junior to the Series D Preferred Stock as to dividends or assets into shares of Series D Preferred Stock or into shares having any preference or priority as to dividends or assets superior to or on a parity with that of the Series D Preferred Stock.

SIXTH: The following provisions are inserted for purposes of the management of the business and conduct of the affairs of the Corporation and for creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

     (a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed as provided in the By-Laws and this Restated Certificate of Incorporation.

     (b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by ballot.

     (c) All corporate power and authority of the Corporation (except as at the time otherwise provided by law, by this Restated Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

     (d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws unless the By-Laws or this Restated Certification of Incorporation otherwise provides.

SEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Fifth Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

EIGHTH: To the fullest extent permitted by the Delaware General Corporation Law, no director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that nothing in this article shall eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. In the event the Delaware General Corporation Law is amended after the date hereof so as to authorize corporate action further eliminating or limiting the liability of directors of the Corporation, the liability of the directors shall thereupon be eliminated or limited to the maximum extent permitted by the Delaware General Corporation Law, as so amended from time to time.

NINTH:  The Corporation shall indemnify any person:

     (a) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe such person's action was unlawful, or

     (b) who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matters as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The rights conferred on any director of the Corporation under this Article Ninth shall inure to the benefit of any entity that is affiliated with such director and that is a stockholder of the Corporation.

     Any indemnification under paragraph (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specified case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph (a) and (b). Such determination shall be made (1) by the board of directors of a majority vote of the quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article Ninth. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     The indemnification and advancement of expenses provided by or granted pursuant to this Article Ninth shall not be deemed exclusive of any other rights to which one seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article Ninth.

     For purposes of this Article Ninth, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Ninth with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     For purpose of this Article Ninth, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article Ninth.

     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Ninth shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.